As filed with the Securities and Exchange Commission on January 7, 2010
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _________________________

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________________

OMEGA WATER CORP.
(Name of small business issuer in its charter)
Nevada (State or Other Jurisdiction of Incorporation or Organization)	2086 (Primary Standard Industrial Classification Number)	None (IRS Employer Identification Number)

10624 South Eastern Ave., Suite A -786
Henderson, Nevada 89052
(702) 465-5901
 (Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
____________________________

Aris Giannopoulos
President and Chief Executive Officer
Omega Water Corp.
10624 South Eastern Ave., Suite A -786
Henderson, Nevada 89052
Telephone No.: (702) 481-6822
Facsimile No.: (702) 202-4574
(Address, including zip code, and telephone number,
including area code, of agent for service)
______________________________

Copies to:

Thomas E. Puzzo, Esq.
Law Offices of Thomas E. Puzzo, PLLC
4216 NE 70th Street
Seattle, Washington 98115
Telephone No.: (206) 522-2256
Facsimile No.: (206) 260-0111

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐       Accelerated filer ☐       Non-accelerated filer     ☐      Smaller reporting company    ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	1,000,000	$0.10	$100,000	$7.13

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

OMEGA WATER CORP.

1,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Omega Water Corp. and no public market currently exists for the securities being offered.  We are offering for sale a total of 1,000,000 shares of common stock at a fixed price of $.10 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.  The offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Aris Giannopoulos, will attempt to sell the shares.  This Prospectus will permit our President and Chief Executive Officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Giannopoulos will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The shares will be offered at a fixed price of $.10 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering will end on June 30, 2010.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Common Stock	$0.10	Not Applicable	$100,000
Total	$0.10	Not Applicable	$100,000

Omega Water Corp. is a development stage company and currently has no operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Omega Water Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such an application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 6 THROUGH 11 BEFORE BUYING ANY SHARES OF OMEGA WATER CORP.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS  NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED _________________, 2010

TABLE OF CONTENTS

PROSPECTUS SUMMARY	4
RISK FACTORS	5
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	10
USE OF PROCEEDS	10
DETERMINATION OF OFFERING PRICE	11
DILUTION	11
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	12
DESCRIPTION OF BUSINESS	15
FACILITIES	20
EMPLOYEES AND EMPLOYMENT AGREEMENTS	20
LEGAL PROCEEDINGS	20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	20
EXECUTIVE COMPENSATION	22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23
PLAN OF DISTRIBUTION	23
DESCRIPTION OF SECURITIES	24
DISCLOSURE OF COMMISSION POSITION INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	26
LEGAL MATTERS	26
INTERESTS OF NAMED EXPERTS AND COUNSEL	27
EXPERTS	27
AVAILABLE INFORMATION	27
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	27
INDEX TO THE FINANCIAL STATEMENTS	F-1

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “OMEGA WATER CORP.” REFERS TO OMEGA WATER CORP. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

OMEGA WATER CORP.

We are a development stage company which intends to bottle, market, distribute and sell our own brand of water, which is presently called “Omega Water.”  We currently have no product, but we intend to identify and distinguish our prospective bottled water product as being negative ion infused water infused and double cold filtered from Sierra Nevada mountain range spring sources.   Omega Water Corp. was incorporated in Nevada on August 7, 2009.  We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). Being a development stage company, we have no revenues or operating history.  Our principal executive offices are located at 858 Timber Walk Dr., Henderson, Nevada 89052.  Our phone number is (702) 481-6822.

From inception until the date of this filing, we have had no operating activities.  Our financial statements from inception (August 7, 2009) through the year ended November 30, 2009, reports no revenues and a net loss of $6.629.  Our independent registered public accountant has issued an audit opinion for Omega Water Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Omega Water Corp. anticipates that it will derive its income from the sale of its prospective bottled water product.  We do not anticipate earning revenues until such time as we enter into commercial operation.  Since we are presently in the development stage of our business, we can provide no assurance that we will successfully assemble, construct and sell any products or services related to our planned activities.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:	Omega Water Corp.
Securities Being Offered:	1,000,000 shares of common stock
Price Per Share:	$0.10
Duration of the Offering:	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.
Net Proceeds	$100,000
Securities Issued and Outstanding:
There are 8,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our Chairman, President and Chief Executive Officer, and Secretary, Aris Giannopoulos.

Registration Costs	We estimate our total offering registration costs to be approximately $7,500.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from August 7, 2009 (Inception) to November 30, 2009.

Financial Summary	November 30, 2009 ($)
Cash and Deposits	5,000
Prepaid Expense	6,667
Total Assets	11,667
Total Liabilities	10,296
Total Stockholder’s Equity (Deficit)	(1,371)

Statement of Operations	Accumulated From August 7, 2009 (Inception) to November 30, 2009 ($)
Total Expenses	6,333
Net Loss for the Period	6,629
Net Loss per Share	0.00

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY BUT HAVE NOT YET COMMENCED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on August 7, 2009, and to date have been involved primarily in organizational activities.  We have not yet commenced business operations.  Further, we have not yet fully developed our business plan, or our management team, nor have we targeted or assembled any real or intangible property rights.  Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We have not earned any revenues as of the date of this prospectus.  Potential investors should be aware of the difficulties normally encountered by new non-alcoholic beverage companies, generally, and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the market acceptance of a new brand of generic, widely available, low-cost product (water), marketing and distribution problems and challenges, and additional costs and expenses that may exceed current estimates.  Prior to time that we are ready to market and distribute our prospective Omega Water product, we anticipate that we will incur increased operating expenses without realizing any revenues.  We expect to incur significant losses into the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

Our current operating funds are less than necessary to complete our intended operations of acquiring real and/or intangible property.  We will need the funds from this offering to commence activities that will allow us to begin seeking financing of our business plan.  As of January 7, 2010, we had cash in the amount of $5,000 and liabilities of $10,296.  We currently do not have any operations and we have no income.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  AS A RESULT, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $6,629 for the period from our inception on August 7, 2009 to the year ended November 30, 2009, and have no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our acquisition development, and management of real and intangible property and the provision of expertise. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern.  Chang G. Park, CPA, our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern.  This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan.  As a result we may have to liquidate our business and you may lose your investment.  You should consider our independent registered public accountant’s comments when determining if an investment in Omega Water Corp. is suitable.

We require minimum funding of approximately $30,000 to conduct our proposed operations for a minimum period of one year.  Expenditures over the next 12 months are therefore expected to exceed the sum of both our cash on hand and amount to be raised in this offering.  If we experience such a shortage of funds prior to funding during the next 12 months, we may utilize funds from Aris Giannopoulos, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  We will require the funds from this offering to proceed.

If we are successful in raising the funds from this offering, we plan to commence activities to raise the funds required for the development program.  We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of the development program.  We plan to raise additional funding for development by way of a private debt or equity financing, but have not commenced any activities to raise such funds and have no current plans on how to raise such funds.

WE FACE A HIGH RISK OF BUSINESS FAILURE BECAUSE WE ARE A SMALL COMPANY WITH LIMITED RESOURCES COMPARED TO OUR CURRENT AND POTENTIAL COMPETITORS AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AND INCREASE MARKET SHARE.

The bottled water industry is highly competitive.  We estimate that there are approximately 350 bottled water filling locations in the United States with sales concentrated among the larger companies, especially those controlled by PepsiCo and Coca-Cola.  Nearly all of our competitors are more experienced, have vastly greater financial and management resources and have more established proprietary trademarks and distribution networks than we do. On a national basis, we would compete large beverage companies, such as Pepsico (which produces Aquafina brand water), Coca-Cola(which produces Dasani brand water), Nestle (which produces Perrier, San Pellegrino, Arrowhead Mountain Spring Water, Poland Spring, Deer Park, Crystal Gyser, Ozarka, Zephyr Hills and Ice Mountain brand waters), and Group Danaone (which produces Volvic, Evian and Badiot brand waters). Competition for market share in the bottled water industry is intense, operates on razor-thin margins, depends on a distribution network and is expected by us to increase significantly in the future from a variety of companies in the general non-alcholic beverage industry.  These and other competitors are likely to have distribution channels for their products that we do not have, which places us at a significant disadvantage.

BECAUSE OF THE UNIQUE DIFFICULTIES AND UNCERTAINTIES INHERENT IN NON-ALCOHOLIC BEVERAGE-RELATED VENTURES, WE FACE A HIGH RISK OF BUSINESS FAILURE.

You should be aware of the difficulties normally encountered by new beverage companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the plan that we intend to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the ability to enter into an agreement with a third party bottling company to bottle our product and the development and marketing of the brand-name “Omega Water,” as well as the engagement of the services of personnel with the unique skills required to upscale our operations, and additional costs and expenses that may exceed current estimates.  Our plan for the entering into an agreement with a bottling company and the engagement of the services of personnel with the unique skills required to upscale our operations requires further research and financing, therefore, any program described or planned would be developmental in nature. There is no certainty that any expenditures made in the development of the plan or any related operations, will result in the generation of a commercially viable Omega Water bottled water product or commercial revenue.  Most development-stage business projects do not result in the production of commercially viable products.  Problems such as unusual or unexpected production and marketing problems and delays are common and often result in unsuccessful development efforts.  If the result of our current plan does not generate viable commercial solutions, we may decide to abandon our development program for the Omega Water product.  Our ability to continue development will be dependent upon our possessing adequate capital resources when needed.  If no funding is available, we may be forced to abandon our operations.

AS WE UNDERTAKE DEVELOPMENT OF OUR PLAN AND RELATED ACTIVITIES, WE WILL BE SUBJECT TO COMPLIANCE WITH GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED COST OF OUR DEVELOPMENT PROGRAM.

There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our development program.  The amount of these costs is not known at this time as we do not know the extent of the development program that will be undertaken beyond completion of the recommended work program.  If regulatory costs exceed our cash reserves we may be unable to complete our development program and have to abandon our operations.

BECAUSE OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER DOES NOT HAVE ANY FORMAL TRAINING SPECIFIC TO THE TECHNICALITIES OF INFRASTRUCTURE CONSTRUCTION AND OPERATION, THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL.

Our President and Chief Executive Officer is Aris Giannopoulos.  Mr. Giannopoulos has no direct training or experience in the beverage development, production, marketing and distribution business, and our management may not be fully aware of the specific requirements related to working within this industry. Our management’s decisions and choices may not take into account standard engineering or managerial approaches real or intangible property companies commonly use.  Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

 BECAUSE OUR CURRENT PRESIDENT AND CHIEF EXECUTIVE OFFICER HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Aris Giannopoulos, our President and Chief Executive Officer, currently devotes approximately five hours per week providing management services to us.  While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Giannopoulos to our company could negatively impact our business development.

In addition to his duties as the President and Chief Executive Officer, and Chairman of the Board of Directors, of Omega Water, Mr. Giannopoulos also currently serves as an agent for International Boxing Management, an agency which promotes and represents participants in the sport of boxing.

Mr. Giannopoulos currently devotes approximately 20 hours per week to International Boxing Management.  Mr. Giannopoulos does not anticipate any conflicts of interest or business opportunities will arise with his involvement with International Boxing Management because it is involved in businesses that are not the same business as that of Omega Water and International Boxing Management is primarily an agency which represents participants in the sport of boxing.

RISKS ASSOCIATED WITH THIS OFFERING

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions.  He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares.  Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

OUR OFFICERS AND DIRECTORS MAY HAVE A CONFLICT OF INTEREST WITH THE MINORITY SHAREHOLDERS AT SOME TIME IN THE FUTURE.  SINCE THE MAJORITY OF OUR SHARES OF COMMON STOCK ARE OWNED BY OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER, AND SOLE DIRECTOR, OUR OTHER STOCKHOLDERS MAY NOT BE ABLE TO INFLUENCE CONTROL OF THE COMPANY OR DECISION MAKING BY MANAGEMENT OF THE COMPANY.

Aris Giannopoulos, our President and Chief Executive Officer, and sole Director, beneficially owns 100% of our outstanding common stock.  Assuming the sale of all 1,000,000 shares in this offering, Mr. Giannopoulos will own approximately 88.8% of all shares of common stock of the Company.  The interests of Mr. Giannopoulos may not be, at all times, the same as that of our other shareholders.  Mr. Giannopoulos is not simply a passive investor but is also an executive officer and director of the Company, and his interests as an executive may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon Mr. Giannopoulos exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as a member of the Company’s Board of Directors.  Also, Mr. Giannopoulos has the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets, amendments to our Articles of Incorporation and the election of directors.  This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have our shares of common stock quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that we will be able to find a market maker who will submit a Form 15c-211 application for us to FINRA, or that our application, if submitted, will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Omega Water Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

IF WE BECOME A REPORTING ISSUER UNDER THE SECURITIES EXCHANGE ACT OF 1934, WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE, WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $9,000 cost of this registration statement to be paid from existing cash on hand.  If necessary, Aris Giannopoulos, our Chairman, has verbally agreed to loan the company funds to complete the registration process.  We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board.  To be eligible for quotation, issuers must remain current in their filings with the SEC.  In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

We will experience substantial increases in our administrative costs after the effective date of this Prospectus. We anticipate spending an additional $1,500 on professional and administrative fees, including fees payable in connection with the filing of this registration statement, complying with reporting obligations and arranging financing for Phase I and II of our development program.  Total expenditures over the next 12 months are therefore expected to be approximately $2,000,000 to $6,500,000, only $100,000 of which is the amount to be raised in this offering.  If we do not raise sufficient funds to finance our operations for Phase I and II of our development program, we expect the minimum amount of such expenses to be approximately $12,000 which amount is limited to meeting our reporting obligations with the SEC.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF US.

Though not now, we may be or in the future we may become subject to Nevada’s control share law.  A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders.  The control share law contemplates that voting rights will be considered only once by the other stockholders.  Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares.  The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.10. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

USE OF PROCEEDS	If 25% of Shares Sold ($15,000)	If 50% of Shares Sold ($30,000)	If 75% of Shares Sold ($45,000)	If 100% of Shares Sold ($60,000)

OPERATIONAL EXPENSES
Legal & Accounting	$1,500	$1,500	$1,500	$1,500
Printing	$500	$500	$500	$500
Transfer Agent	$1,500	$1,500	$1,500	$1,500
Business trip expenses:	$5,200	$12,500	$17,500	$21,300
Logo development:	$0	$2,000	$2,000	$3,000
Website development:	$1,750	$5,000	$5,000	$5,000
Presentation Materials, Office Supplies and Telephone	$4,550	$7,000	$6,800	$7,200
Initial Production Run of Water for Marketing	$0	$0	$10,200	$20,000
TOTALS	$15,000	$30,000.00	$45,000.00	$60,000.00

The above figures represent only estimated costs.

We will establish a separate bank account and all proceeds will be deposited into that account.  If necessary, Aris Giannopoulos, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.10 per share.  This price is significantly different than the price paid by the Company’s sole director and officer for common equity since the Company’s inception on August 7, 2009.  Aris Giannopoulos, the Company’s sole officer and director, did not pay cash for the 8,000,000 shares of common stock he purchased from the Company, but instead agreed to serve as President and Chief Executive Officer, and Chairman of the Board of Directors, of the Company, for a term of one year beginning September 1, 2009.

 Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.10
Net tangible book value per share before offering	$(0.00)
Potential gain to existing shareholders	$$100,000
Net tangible book value per share after offering	$0.01
Increase to present stockholders in net tangible book value per share after offering	$0.01
Capital contributions	$8,000
Number of shares outstanding before the offering	8,000,000
Number of shares after offering held by existing stockholders	8,000,000
Percentage of ownership after offering	88.9%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.10
Dilution per share	$0.01
Capital contributions	$100,000
Percentage of capital contributions	92.6%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	11.1%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.10
Dilution per share	$0.01
Capital contributions	$75,000
Percentage of capital contributions	90.4%
Number of shares after offering held by public investors	750,000
Percentage of ownership after offering	8.6%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.10
Dilution per share	$0.02
Capital contributions	$50,000
Percentage of capital contributions	86.2%
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	5.9%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.10
Dilution per share	$0.04
Capital contributions	$25,000
Percentage of capital contributions	75.8%
Number of shares after offering held by public investors	250,000
Percentage of ownership after offering	3.0%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATION

Our cash balance is $5,000 as of November 30, 2009.  We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time.  We have been utilizing and may utilize funds from Aris Giannopoulos , our President and Chief Executive Officer, Chairman of the Board of Directors, and majority holder of our common stock, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  Aris Giannopoulos, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to achieve our business plan goals, we will need the funding from this offering and substantial additional funding.  We are a development stage company and have generated no revenue to date. We have sold and securities for cash, but have offered and sold 8,000,000 shares of common stock, at a value of $8,000, to Mr. Giannopoulos in consideration for Mr. Giannopoulos acting as our President and Chief Executive Officer, and Chairman of the Board of Directors, for a term of one year, beginning September 1, 2009.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin selling bottled water.  There is no assurance we will ever reach that stage.

Our plan of operation is divided into four phases, as follows: (I) develop our existing business relationship with our bottler, labeler and packer, Nevada Bottling and Beverage Company, LLC, and run an initial production for marketing purposes while we conduct marketing studies, initial promotional events, and generate interest for Omega Water, (II) negotiate and enter into supply agreements with retail businesses, merchandisers, and distributors, (III) expand operations through-out Nevada and nationally, (IV) establish a national and possibly international distributor network and team, with possibly production facilities or multiple co-packer agreements . While we have entered into a Working Agreement, dated October 30, 2009, with Nevada Bottling and Beverage Company, pursuant to which Nevada Bottling and Beverage Company is obligated to bottle, label and package the Omega Water product for the Company, we have not yet commenced any production or activities.

Within the next 12 months Omega Water intends to bottle sell the Omega Water branded product throughout Nevada and neighboring States to casino’s, hotels, airlines, and many of the entertainment, tourism, and corporate businesses within this market.

Our plan of operation for the twelve months following the date of this prospectus is to (i) complete Phase I of our program, which is to develop our existing business relationship with Nevada Bottling and Beverage Company as our bottler, labeler and packer, and run an initial production for marketing purposes while we conduct marketing studies, initial promotional events, and generate interest for Omega Water, and (ii) begin Phase II of our program, which is negotiate and enter into supply agreements with retail businesses, merchandisers, and distributors, (with the initial contracts and viable mass of orders to begin in February 2010).  In addition to the $500,000 we anticipate spending for Phase I and II for the development program as outlined below, we anticipate spending an additional $50,000 on professional and administrative fees, including fees payable in connection with the filing of this registration statement, complying with reporting obligations and arranging financing for Phase I and II of our development program. T otal expenditures over the next 12 months are therefore expected to be approximately $550,000, $50,000 of which is the amount to be raised in this offering.  If we experience a shortage of funds prior to funding during the next 12 months, we may utilize funds from Aris Giannopoulos, our Chairman of the Board of Directors, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  We will require the funds from this offering to proceed.

If we are successful in raising the funds from this offering, we plan to commence activities to raise the $500,000 funds required for Phase I of the development program in summer 2010.  We expect this phase to take 30-90 days to complete and an additional 9 to 11 months for distribution networks and market acceptance.  We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities on Phase I and or II of the development program.  We plan to raise the additional funding for Phase I and Phase II by way of a private debt or equity financing, but have not commenced any activities to raise such funds.

The above program costs are management’s estimates and the actual project costs may exceed our estimates. To date, we have not commenced with any activities or operations of any phase of our development program.

Following Phase I of the development program, if it proves successful, in that the company is actively labeling, packaging, bottling its prospective Omega Water product, and initial market research and event activities are completed, we intend to financing Phase II of our development program.  Phase II is to negotiate and enter into supply agreements with retail businesses, merchandisers, and distributors which will initiate our revenues. The estimated cost of Phase II is $500,000 and is anticipated take approximately 6 months to complete.  As with Phase I, we cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities on Phase II of our development program. We plan to raise the additional funding for Phase II by way of a private debt or equity financing, but have not commenced any activities to raise such funds.

Following Phase II of the development program, if it proves successful, in that we successfully negotiate and enter into supply agreements with retail businesses, merchandisers, and distributors, we intend to proceed with Phase III of our development program if we are able to raise the funds necessary.  Phase III is to will be a point at which our sales will have reached critical mass and our contracts and commitments will require the company carrying significant inventory to meet production and supply ratios on a domestic level, in addition, we would expand operations throughout Nevada and nationally, which increases the marketing costs and management of the various distribution channels.  The estimated cost of Phase III is between $2,000,000 and $6,500,000 dependant on the number of agreements and required inventory,and is estimated to take approximately 12 months to complete.  As with Phases I and II, we cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities on Phase III of the development program, and we have no current plans on how to raise the additional funding.

We anticipate commencing Phase III of our development program in March 2010, in time for March Madness College Basketball events, but the commencement of Phase II depends on whether Phase I program proves successful in establishing market viability and brand, production, and controls to produce and sell the water.  Subject to financing, we anticipate commencing Phase III of our development program in 2011, depending on whether Phase II program proves successful in negotiating and entering into supply agreements with retail businesses, merchandisers, and distributors. As with Phases I and II, we will require additional funding to proceed with Phase III, we have no current plans on how to raise the additional funding, though we believe that if we must first successfully negotiate and enter into supply agreements with retail businesses, merchandisers, and distributors, as planned for Phase III, in order to successfully commence financing activities for Phase IV, which is to establish a national and possibly international distributor network and team, with possibly production facilities or multiple co-packer agreements.

We estimate Phase IV to take 2 to 4 years to complete, subject to financing, and to cost inventory and commitments to co-packers aside from those we have established in Nevada which we believe to be cash-flow requirements of between $10,000,000 and $50,000,000 for operations.  As with Phases I, II, and III, we will require additional funding to proceed with Phase IV, and we have no current plans on how to raise the additional funding.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in our development program, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must raise substantial funds to (I) run an initial production for marketing purposes while we conduct marketing studies, initial promotional events, and generate interest for Omega Water, (II) negotiate and enter into supply agreements with retail businesses, merchandisers, and distributors, (III) expand operations through-out Nevada and nationally, (IV) establish a national and possibly international distributor network and team, with possibly production facilities or multiple co-packer agreements.  We are seeking funding from this offering to provide the capital required legal and accounting services and for administrative expenses related to operations while arranging for financing for Phase I of our business plan.  We believe that the funds from this offering will allow us to operate for three months.

We have no assurance that future financing will materialize.  If that financing is not available to use for the first phase of our development program we may be unable to continue.

LIQUIDITY AND CAPITAL RESOURCES

To meet part our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

Aris Giannopoulos, our Chairman of the Board of Directors and holder of a majority or of our common stock, has agreed to advance funds as needed until the offering is completed or failed.  While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We have not carried out any work on any phase of our development plan and have incurred no development costs.

On September 1, 2009, we received our initial funding of $10,000 through the sale of a Promissory Note, with no term, in the principal amount of $10,000 to Lee Giannopoulos, a son of Aris Giannopoulos, our President and Chief Executive Officer, Chairman of the Board of Directors, and majority shareholder.  The $10,000 principal amount underlying the Promissory Note is payable upon demand by Lee Giannopoulos, accrues interest at the rate of 12% per annum and is convertible into shares of common stock at a rate of $.10 per share.  As of November 30, 2009, $296 in accrued interest is due Lee Giannopoulos under the Promissory Note.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using the straight-line method over the estimated useful life of the assets. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property’s useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

Omega Water Corporation accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.”  Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes.  Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, “Disclosures About Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash and certain investments.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

DESCRIPTION OF BUSINESS

ORGANIZATION SINCE AUGUST 2009

Omega Water Corp. was incorporated on August 7, 2009 under the laws of the State of Nevada.  Aris Giannopoulos has served as President and Chief Executive Officer, and Secretary of our company from August 7, 2009 to the current date.  No person other than Mr. Giannopoulos has acted as a promoter of Omega Water Corp. since our inception.  Other than a Stock Subscription Agreement pursuant to which Mr. Giannopoulos agreed to act as our president and Chief Executive Officer for a term of one year beginning September 1, 2009, in exchange for 8,000,000 shares of common stock, there are no agreements with us pursuant to which Mr. Giannopoulos is to receive from us or provide to us anything of value.

IN GENERAL

We are a development stage company engaged in the business of the production, distribution and marketing of bottled water infused with negative ions and double cold filtered from Sierra Nevada spring sources.  We currently have no product, but plan on developing our first bottled water product under the brand name “Omega Water.”

“Negative Ion” infused water refers the process by which water is enriched with additional negative ions that would be regularly present by a method of negative ionization.  Our primary business objective is to produce, distribute and market and sell our core planned product, Omega Water, which combines water, oxygen, and negative ions, three essential requirements for proper hydration of the human body.

There is no need for the Company to purchase or otherwise obtain special equipment to manufacture, bottle, label or pack its Omega Water product.  The Company plans to manufacture, bottle, label and pack the its Omega Water product under its Working Agreement with Nevada Bottling and Beverage Company, which has all such equipment.

The Company plans to sell its Omega Water product in the following bottle sizes: 8oz, 16oz, 26oz and 33oz.

During the next 12 months, Omega Water intends on developing the Omega Water product and, once such product is development and exists, and distributing and marketing selling the Omega Water-branded product throughout Nevada to casinos, hotels, airlines, and entertainment, tourism, and corporate clients within this market.  We intend on bottling and packaging our water in Nevada and selling the product to distributors under our Omega Water label. The industry has had aggressive consolidation over the past 10 years, whereby our goal is to dominate a single state and expand nationally, with the potential of going internationally to Mexico and Canada via marketing, brand goodwill, and acquisition. We are dependent on the water source in the geological location, Nevada Bottling and Beverage Company, key staff and distributors.  Therefore, Nevada is the ideal location to market the initial business and products.

We have not earned any revenues to date. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There is the likelihood that we may never be able to design, bottle, market, brand, sell, and produce negative ion water or, operate or own or have access to a negative ion processing and water bottling plant  that produces commercially viable quantities of water. We are presently in the development stage of our business and we can provide no assurance that we will be able to design, bottle, market, brand, sell, and produce negative ion water or, operate or own or have access to a negative ion processing and water bottling plant  that produces commercially viable quantities of water. Further development and market research is required before a final determination can be made as to whether negative ion water with the product name Omega Water would be commercially viable. If our company is not capable of building a market for the product or producing commercially viable quantities of negative ion water, all funds that we spend on development will be lost.

DEVELOPMENT OF THE OMEGA WATER BRAND AND MARKET

Our primary business objective is to produce, market, and sell our core product, Omega Water, which combines water, oxygen, and negative ions, three essential requirements for proper hydration of the human body. We believe that consumption of negative ion enriched water can be shown to improve performance and well being. In a variety of studies, athletes who consumed negative ion treated bottled water were shown to measurably improve their performance. Additional studies on negative ions have shown to enhance the immune system, increase alertness, increase work productivity and concentration, fulfill antioxidant qualities such as reducing the susceptibility to colds, flu, relief sinus, migraine headaches, allergies, and hay fever, reduce the severity of asthma attacks and increase lung capacity.

We intend to build a close business relationship with Nevada Bottling and Beverage Company. While we have entered into a Working Agreement, dated October 30, 2009, with Nevada Bottling and Beverage Company, pursuant to which Nevada Bottling and Beverage Company is obligated to bottle, label and package the Omega Water product for the Company, we have not yet commenced any production or activities.

Bottled water has been and continues to be one of the fastest growing segments of the beverage industry. Growing consumer concerns over the quality of municipal water supplies and the perceived detrimental effects of carbonated soft drinks have propelled consumption of bottled water.

The bottled water industry is predicted to produce over $168 billion a year in sales worldwide by 2012.

The global bottled water market grew by 7% in 2006 to reach a value of $60,938.1 million (60.9 billion). The market grew by 8.1% in 2006 to reach a volume of 115,393.5 million liters. In 2011, the market is forecast to have a value of $86,421.2 million (86.4 billion), an increase of 41.8% since 2006. In 2011, the market is forecast to have a volume of 174,286.6 million liters, an increase of 51% since 2006.

The global rate of consumption more than doubled between 1997 and 2005. Purified water is currently the leading global seller, with U.S. companies dominating the field, and natural spring water, purified water and flavored water being the fastest-growing market segments. The still unflavored segment is the largest in the market, holding a 65.7% share. 46.2% of all bottled water revenues are generated through supermarkets and hypermarkets.

The U.S. is the largest consumer market for bottled water in the world, followed by Mexico, China, and Brazil. In 2008, U.S. bottled water sales topped 8.6 billion gallons for 28.9% of the U.S. liquid refreshment beverage market, exceeding sales of all other beverages except carbonated soft drinks, followed by fruit juices and sports drinks.

About 25% of U.S. bottled water sold is purified municipal water according to a four-year study by the Natural Resources Defense Council (NRDC). Both Aquafina from PepsiCo and Dasani from The Coca-Cola Company originate from municipal water systems. However according to the FDA, about 75 percent of bottled water sold in the U.S. comes from other sources, including "natural underground sources, which include rivers, lakes, springs and artesian wells." Federal regulations also require that the standard of identity noted on the bottle label. Nestle S.A. is the leading company in the market, holding a 23.3% share. Competitors within the market are primarily global beverage rivals such as Coca-Cola/Danone (Dasani, Evian), Pepsico/Quaker (Aquafina, Propel), and Nestle/Perrier's family of regional brands. According to quality studies by Natural Resources Defense Council, there were over 103 “bottled water” brands within the United States in 1999.

We believe that the market for negative ion enriched water and the benefits have an ample and large market of the water industry which has yet to be proven. Omega Water Corp intends on exploiting and researching this market through-out the development, marketing, branding, and distribution during Phase I of the plan.

DEVELOPMENT PROGRAM AND ESTIMATED COST

Phase	Development Program	Cost	Status

Phase I	Build business relationship with Nevada Bottling and Beverage Company as our co-packer, and run an initial production for marketing purposes while we conduct marketing studies, initial promotional events, and generate interest for Omega Water	$50,000	Expected to be completed in February 2010 (dependent on Nevada Bottling and Beverage pricing and market reaction by securing letters of intent or supply agreements)

Phase II	Negotiate and enter into supply agreements with retail businesses, merchandisers, and distributors,	$500,000	Expected to be completed in March 2010, as much of the initial agreements and intent runs concurrent with Phase I.

Phase III	Expand operations through-out Nevada and nationally	$2,000,000 to $6,500,000(1)	Expected to be completed by Fall 2010

Phase IV	Establish a national and possibly international distributor network and team, with possibly production facilities or multiple co-packer agreements.	$10,000,000 to $50,000,000 (2)	Expected to be completed between 2011 and 2014.

(1)	Depending on terms and conditions of distribution and purchase agreements in Nevada and select territories.

(2)	Depending on terms and conditions of distribution and purchase agreements on a national and international level.

Marketing

Omega Waters' marketing strategy is focused on positioning Omega Water as being a new and exciting beverage that's first in its category within an important new niche of the beverage industry.

o Omega Water is first in the category of negative ion-enhanced bottled waters. Pioneering a new category incites curiosity in the consumer and almost guarantees an initial trial and a desire to learn more about it.

o Omega is a new beverage. Not only is Omega in a new category, it is also a new beverage on the market. Consumers are constantly looking for the newest thing on the shelf, and Omega, with its limited exposure, is still considered a new product, thereby causing interest in the customer.

o Omega will attempt to create a niche market in the production of one of a first lifestyle water, that improves both mood and performance. It is not the goal to capture the entire water market, but rather to position Omega as the leader and pioneer of this specific niche in both the bottled water and lifestyle-health categories.

The marketing agendas for both the domestic business and the national business segments of Omega Water is based on the cost-effective, "Gorilla Marketing" concepts that include the following major components:

1.	Website

The Company's interactive website (www.omegawater.net) and blog, blog.omegawater.net are designed to communicate with retailers, distributors and Omega Water consumers. The content of the site includes sections and web pages devoted to each of the following: Company, Management, Product, Research, Investor Information, Press Kit, Press Releases, and Frequently Asked Questions, Blog, Contact Us. Also to be included are listings of retailers and distributors, both domestic and intestate or nationally; an online store with product and branded merchandise available for purchase with shipping available nationally; with electronic versions of the Omega Water`s custom-published eNewsletter, Omega Lifestyle, which discusses the benefits of negative ions in your life in general and the water we produce, giving new tips for living with negative ions.

2.	Point-of-Purchase (P.O.P.) Materials

Omega Water' Sales Representatives plan to outfit many new retail stores with stacker posters, hanging mobiles (3-sided posters), bottleneck rings, window posters, Q&A tri-fold brochures, and barrel & refrigerated coolers. The Company will continue to enhance the current P.O.P. materials and will develop new promotional pieces to attract the attention of shoppers and to further promote the Omega Water products.

3.	Event Marketing

Omega Water intends on sponsoring a variety of high-profile and grass roots events and activities to promote product and brand awareness. In the initial model market of Nevada, Omega Water will focus on a mix of athletic events, sporting events and community-related charity activities, as the "Official" Water of all of these events. Most of the aforementioned events would be negotiated to include product sale opportunities resulting in reduced cost to the Company based on product trade or profits earned from the sale of water in exchange for sponsorship fees charged upfront by the event.

4.	Retail Trade

Omega Water Corp will grow retail sales through a network of independent distributors and direct to chain opportunities with the following bottle sizes: 8oz, 16oz, 26oz  and 33oz.

We will utilize a hybrid distribution strategy so that each market will be launched with nonexclusive independent distributors focused by region and class of trade. Specifically, in each market we will pursue distributors that focus on the following classes of trade:

Natural Food Stores Gyms and Health Clubs Convenience Stores, Gas Stations, Independents retailers, restaurants, high schools, and colleges

We will pursue large pharmacy, hotels, night clubs, drug and grocery chain relationships through distributors, brokers and direct through our own sales force depending on the conditions in each market.

5.	Domestic Marketing Plan - Retail Trade

The marketing plan for the Retail Trade business of Omega Water will employ the goals and direction outlined previously in the Marketing Division Section. Omega Water will promote its product through event marketing at major public venues like marathon races, outdoor concerts, sporting events and anywhere that people interested about health and wellness might gather. At these events Omega Water will be providing samples of our Negative Ion enriched Omega Water product, informing the consumer about the benefits of drinking water and negative ions, promoting the brand name and recognition and introducing more consumers to Omega Water. These trades include individual convenience stores, health clubs, gas stations, delis, etc.

6.	National Marketing Plan – Distributors

The national marketing plan consists of targeting a group of distributors an independent entrepreneurs who would like to initiate the domestic marketing plan and or utilize their existing contacts to meet the same goal we would have reached and proved in Nevada.

COMPETITION

The Company’s product competes broadly with all beverages available to consumers. The beverage market is highly competitive, and includes international, national, regional and local producers and distributors, many of whom have greater resources than the Company. The Company believes that its direct competitors in the new age beverage market include: Coca-Cola Company, producer of “Dasani”; PepsiCo, producers of “Acquafina”; Nestlé Waters North America, Inc., producers of “Perrier”, “Poland Springs”, “Arrowhead”, “Aberfoyle Springs” and other water beverages; and Danone Waters of North America, Inc., producers of “Evian” and “Dannon”. While the Company believes that it competes favourably on differentiation by the negative ion enrichment, we are yet to see if we can compete in quality, merchandising and are weak with regards to, brand name recognition and loyalty, there can be no assurance that the Company and its product lines will not experience increasing competitive pressures from both traditional and new age beverage companies, many of whom have substantially greater marketing, cash, distribution, technical and other resources than the Company.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research expenditures since our incorporation.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

 REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our product or services.

FACILITIES

We currently are supplied office space free of rent from our sole Director, and President and Chief Executive Officer, Aris Giannopoulos, and do not own or rent any physical property, and do not own or rent any real property.  Our current business address is 10624 South Eastern Ave Suite A -786, Henderson, Nevada 89052.  Our telephone number is (702) 465-5901.

Management believes the current arrangement is sufficient for its needs at this time. The Company intends to lease its own offices at such time as it has sufficient financing to do so.  Management believes the current premises are sufficient for its needs at this time.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have no employees as of the date of this prospectus.  Other than a Stock Subscription Agreement pursuant to which Mr. Giannopoulos agreed to act as our president and Chief Executive Officer for a term of one year beginning September 1, 2009, in exchange for 8,000,000 shares of common stock, we have no employment or other agreement with Mr. Giannopoulos or any other person.  Mr. Giannopoulos currently devotes approximately five hours per week to company matters and after receiving funding, he plans to devote as much time as the Board of Directors determines is necessary to manage the affairs of the Company.  We anticipate we will conduct our business largely through consultants.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Aris Giannopoulos 10624 South Eastern Ave Suite A -786 Henderson, Nevada 89052	74	President and Chief Executive Officer, Secretary, Treasurer and Director

Aris Giannopoulos has served as Chairman of the Board since August 7, 2009, and as President and Chief Executive Officer, Secretary and Treasurer since August 28, 2009.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Aris Giannopoulos, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES

We have no employees.  Our Chairman, President and Chief Executive Officer, and Secretary, Aris Giannopoulos, is an independent contractor to us and currently devotes approximately five hours per week to company matters.  After receiving funding pursuant to our business plan Mr. Giannopoulos intends to devote as much time as the Board of Directors deem necessary to manage the affairs of the company.

Mr. Giannopoulos has not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limited him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

Mr. Giannopoulos has not been convicted in any criminal proceeding (excluding traffic violations) nor is he subject of any currently pending criminal proceeding.

 We intend to conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal consulting agreements in place.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President and Chief Executive Officer, and Secretary and all other executive officers (collectively, the “Named Executive Officers”) from inception on August 7, 2009 until November 30, 2009:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Aris Giannopoulos, President and Chief Executive Officer, and Secretary	August 7, 2009 to November 30, 2009	-0-	-0-	$0.10	(1)	-0-	-0-	-0-	-0-	$0.10

(1)
Pursuant to a Stock Subscription Agreement dated August 28, 2009, Mr. Giannopoulos agreed to act as our President and Chief Executive Officer, and Chairman of the Board of Directors, for a term of one year beginning September 1, 2009, in exchange for 8,000,000 shares of common stock.

There are no current employment agreements between the company and its officers.

Pursuant to a Stock Subscription Agreement dated August 28, 2009, Mr. Giannopoulos agreed to act as our President and Chief Executive Officer, and Chairman of the Board of Directors, for a term of one year beginning September 1, 2009, in exchange for 8,000,000 shares of common stock.  The terms of this stock issuance was as fair to the Company, in the opinion of the board of directors, as if it could have been made with an unaffiliated third party.  Mr. Giannopoulos currently has no agreement with the Company.

Mr. Giannopoulos currently devotes approximately five hours per week to manage the affairs of the company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries.  At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of November 30, 2009:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Aris Giannopoulos	-0-	8,000	(1)	-0-	-0-	-0-	-0-	8,000

(1)
Pursuant to a Stock Subscription Agreement dated August 28, 2009, Mr. Giannopoulos agreed to act as our President and Chief Executive Officer, and Chairman of the Board of Directors, for a term of one year beginning September 1, 2009, in exchange for 8,000,000 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Aris Giannopoulos will not be paid for any underwriting services that he performs on our behalf with respect to this offering.  Up to $10,000 in funds loaned by Lee Giannopoulos, a son of Mr. Giannopoulos in connection with this offering, will be repaid to Mr. Giannopoulos from the proceeds of the offering.

On September 1, 2009, Omega Water made a Promissory Note, with no term, in the principal amount of $10,000 to Lee Giannopoulos, who is the son of Aris Giannopoulos, our President and Chief Executive Officer, and Chairman of the Board of Directors, to evidence $10,000 Lee Giannopoulos has lent the Company.  The $10,000 principal amount underlying the Promissory Note is payable upon demand by Lee Giannopoulos, accrues interest at the rate of 12% per annum and is convertible into shares of common stock at a rate of $.10 per share.  As of November 30, 2009, $296 in accrued interest is due Mr. Giannopoulos under the Promissory Note.  The terms of the issuance of this promissory was as fair to the Company, in the opinion of the board of directors, as if it could have been made with an unaffiliated third party.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of November 1, 2009 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Aris Giannopoulos 10624 South Eastern Ave Suite A -786 Henderson, Nevada 89052	8,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on November 30, 2009.  As of November 30, 2009, there were 8,000,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

Omega Water Corp. has 8,000,000 common shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 1,000,000 shares of its common stock for sale at the price of $0.10 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

 In connection with the Company’s selling efforts in the offering, Aris Giannopoulos will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Giannopoulos is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Giannopoulos will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Giannopoulos is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Giannopoulos will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Giannopoulos will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Omega Water will receive all proceeds from the sale of the 1,000,000 shares being offered. The price per share is fixed at $0.10 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.10 until a market develops for the stock.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.10 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Omega Water has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Omega Water will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 100,000,000 shares of common stock, with $0.001 par value per share, and 25,000,000 shares of “blank check” preferred stock, with no par value.  As of January 7, 2010, there were 8,000,000 shares of our common stock issued and outstanding that were held by one registered stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect.
On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.

A “plurality” means the excess of the votes cast for one candidate over any other.  When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable.  Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

BLANK CHECK PREFERRED STOCK

The following is a summary of the material rights and restrictions associated with our preferred stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.”  This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.  The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%.  A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation.  Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act.  The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met.  The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation.  An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares.  If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of Tycore Ventures from doing so if it cannot obtain the approval of our board of directors.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Omega Water Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The Law Offices of Thomas E. Puzzo, PLLC., has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus .

Chang G. Park, CPA, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Chang G. Park, CPA has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

FINANCIAL STATEMENTS

The financial statements of  Omega Water Corp. for the period ended November 30, 2009, and related notes, included in this prospectus have been audited by Chang G. Park, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

OMEGA WATER CORP.

Chang G. Park, CPA, Ph. D.
t 2667 CAMINO DEL RIO SOUTH PLAZA B t SAN DIEGO t CALIFORNIA 92128t
t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 764-5480
t E-MAIL changgpark@gmail.com t

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Omega Water Corp.

We have audited the accompanying balance sheet of Omega Water Corp. (the “Company”) as of November 30, 2009 and the related statement of operation, changes in shareholders’ equity and cash flow for the period from August 7, 2009 (inception) through November 30, 2009. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Omega Water Corp. as of November 30, 2009, and the result of its operation and its cash flow for the period from August 7, 2009 (inception) to November 30, 2009 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company’s losses from operations and no operation raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Chang Park

CHANG G. PARK, CPA

December 21, 2009
San Diego, CA. 91910

OMEGA WATER CORP.
(A Development Stage Company)

BALANCE SHEET

November 30, 2009

ASSETS

CURRENT ASSETS
Cash	$5,000
Prepaid expense	6,667
TOTAL CURRENT ASSETS	$11,667
TOTAL ASSETS	$11,667

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

CURRENT LIABILITIES
Convertible note to related party	$10,296
TOTAL CURRENT LIABILITIES	$10,296

STOCKHOLDER’S EQUITY (DEFICIT)
Capital stock (Note 4)
Authorized
100,000,000 shares of common stock, $0.001par value; 25,000,000 shares of preferred stock , $0.001par value
Issued and outstanding
8,000,000 shares of common stock	8,000
no shares of preferred stock	-
Deficit accumulated during the development stage	(6,629)
Total stockholder’s equity (deficit)	$1.371
Total Liabilities and Stockholder’s Equity	$11,667

The accompanying notes are an integral part of these financial statements

OMEGA WATER CORP.
(A Development Stage Company)

STATEMENT OF OPERATIONS

Cumulative results of operations from August 7, 2009 (date of inception) to November 30, 2009

EXPENSES

Office and general	$-
Professional fees	(5,000)
Service fee	(1,333)
Total Expenses	(6,333)

Other income (expense)
Interest expense	(296)
Total other income (expense)	(296)
NET LOSS	$(6,629)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF BASIC AND DILUTED COMMON SHARES OUTSTANDING	6,275,862

The accompanying notes are an integral part of these financial statements

OMEGA WATER CORP.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FROM INCEPTION (August 7, 2009) TO FISCAL YEAR ENDED NOVEMBER 30, 2009

	Common Stock		Additional	Deficit Accumulated During the
	Number of shares	Amount	Paid-in Capital	Development Stage	Total

Beginning Balance, August 7, 2009		$-	$-	$-	$-
Common stock issued for services September 1, 2009	8,000,000	8,000	-	-	8,000

Net Loss for the period ended November 30, 2009	-	-	-	(6,629)	(6,629)

Balance, November 30, 2009	8,000,000	$8,000	$-	$(6,629)	$(1,371)

The accompanying notes are an integral part of these financial statements

OMEGA WATER CORP.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

		August 7, 2009 (date of inception) to November 30, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss		$(6,629)
Adjustment to reconcile net loss to net cash used in operating activities
Stock issued for service		8,000
Change in operating assets and liabilities:
Increased in prepaid expenses		(6,667)
Increased accrued interest		296

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES		(5,000)

CASH FLOWS FROM INVESTING ACTIVITIES		-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock		-
Proceeds from increase in due to related party		$10,000

NET CASH PROVIDED BY FINANCING ACTIVITIES		$10,000

NET INCREASE (DECREASE) IN CASH		$5,000

CASH, BEGINNING OF PERIOD		-

CASH, END OF PERIOD		$5,000

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-	$-

Income taxes	$-	$-

OMEGA WATER CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

November 30, 2009

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Omega Water Corp. (“Company”) was incorporated in the State of Nevada as a for-profit Company on August 7, 2009 and established a fiscal year end of November 30. It is a development-stage Company. The Company intends to bottle, market, distribute and sell own brand of water, which is presently called “Omega Water.” The Company currently has no product, but the Company intends to identify and distinguish its prospective bottled water product as being negative ion infused water infused and double cold filtered from Sierra Nevada mountain range spring sources.

While the Company entered into a Working Agreement, dated October 30, 2009, with Nevada Bottling and Beverage Company, pursuant to which Nevada Bottling and Beverage Company is obligated to bottle, label and package the Omega Water product for the Company, we have not yet commenced any production or activities.

Management has evaluated subsequent events through December 18, 2009, the date the financial statements were available to be issued.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions
Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes
The Company accounts for income taxes in accordance with ASC 740 “Income Taxes”, previously SFAS No. 109.  Under this method, deferred income taxes are recognized for the estimated tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts and each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established to reduce deferred tax assets to the amount expected to be realized when, in management’s opinion; it is more likely than not that some portion of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

OMEGA WATER CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

November 30, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Loss per Share
The Company reports earnings per share in accordance with the provisions of ASC 260 “Earnings Per Share”, previously SFAS No. 128.  ASC 260 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share.  Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period.  Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock using the treasury method. As the Company generated net losses in the period presented, the basic and diluted loss per share is the same, as any exercise of options or warrants would be anti-dilutive.

Foreign Currency Translation
The financial statements are presented in United States dollars.  In accordance with ASC 830, previously SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented.  Related translation adjustments are reported as a separate component of stockholders’ equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations

Stock-based Compensation
The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly no stock-based compensation has been recorded to date.

Share Based Expenses
In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, “Share Based Payment.” This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends FASB Statement No. 95, “Statement of Cash Flows.” This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements.  The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

OMEGA WATER CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

November 30, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Convertible Debt
In accordance with ASC 470-20 “Debt with Conversion and other options” the Company evaluates debt securities (“Debt”) for beneficial conversion features.  A beneficial conversation feature is present when the conversation price per share is less than the market value of the common stock at the commitment date.  The intrinsic value of the feature is then measured as the difference between the conversion price and the market value (the “Spread”) multiplied by the number of shares into which the Debt is convertible and is recorded as debt discount with an offsetting amount increasing additional paid-in-capital.  The debt discount is accreted to interest expense over the term of the Debt with any unamortized discount recognized as interest expense upon conversion of the Debt.  If a debt security contains terms that change upon the occurrence of a future event the incremental intrinsic value is measured as the additional number of issuable shares multiplied by the commitment date market value and is recognized as additional debt discount with an offsetting amount increasing additional paid-in-capital upon the future event occurrence.  The total intrinsic value of the feature is limited to the proceeds allocated to the Debt instrument.

Recent Accounting Pronouncements
In June 2009, the FASB issued Accounting Standards Update ("ASU") No. 2009-01, Topic 105 —Generally Accepted Accounting Principles —amendments based on Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. This ASU reflected the issuance of FASB Statement No. 168. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 168, The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles. This Accounting Standards Update includes Statement 168 in its entirety, including the accounting standards update instructions contained in Appendix B of the Statement. The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. The Codification is effective for interim and annual periods ending after September 15, 2009, and as of the effective date, all existing accounting standard documents will be superseded. The Codification is effective for us in the fiscal year ended November 30, 2009, and accordingly, our all subsequent public filings will reference the Codification as the sole source of authoritative literature.

In June 2009, the FASB issued Accounting Standards Update No. 2009-02, Omnibus Update—Amendments to Various Topics for Technical Corrections. This omnibus ASU detailed amendments to various topics for technical corrections. The adoption of ASU 2009-02 will not have a material impact on our financial statements.

In August 2009, the FASB issued Accounting Standards Update No. 2009-03, SEC Update — Amendments to Various Topics Containing SEC Staff Accounting Bulletins. This ASU updated cross-references to Codification text. The adoption of ASU 2009-03 will not have a material impact on our financial statements.

OMEGA WATER CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

November 30, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In August 2009, the FASB issued Accounting Standards Update No. 2009-04, Accounting for Redeemable Equity Instruments — Amendment to Section 480-10-S99. This ASU represents an update to Section 480-10-S99, Distinguishing Liabilities from Equity, per Emerging Issues Task Force Topic D-98, "Classification and Measurement of Redeemable Securities." The adoption of ASU 2009-04 will not have a material impact on our financial statements.

In August 2009, the FASB issued Accounting Standards Update No. 2009-05, Fair Value Measurements and Disclosures (Topic 820) — Measuring Liabilities at Fair Value. This Accounting Standards Update amends Subtopic 820-10, Fair Value Measurements and Disclosures.  Overall, to provide guidance on the fair value measurement of liabilities. The adoption of ASU 2009-05 is not expected to have a material impact on our financial statements.

In September 2009, the FASB issued Accounting Standards Update No. 2009-06, Implementation Guidance on Accounting for Uncertainty in Income Taxes and Disclosure Amendments for Nonpublic Entities. This Accounting Standards Update provides additional implementation guidance on accounting for uncertainty in income taxes and eliminates the disclosures required by paragraph 740-10-50-15(a) through (b) for nonpublic entities. The adoption of ASU 2009-06 will not have material impact on our financial statements.

In September 2009, the FASB issued Accounting Standards Update No. 2009-07, Technical Corrections to SEC Paragraphs. This Accounting Standards Update corrected SEC paragraphs in response to comment letters. The adoption of ASU 2009-07 will not have material impact on our financial statements.

In September 2009, the FASB issued Accounting Standards Update No. 2009-08, Earnings Per Share Amendments to Section 260-10-S99. This Codification Update represents technical corrections to Topic 260-10-S99, Earnings per Share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that Includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The adoption of ASU 2009-08 will not have material impact on our financial statements.

In September 2009, the FASB issued Accounting Standards Update No. 2009-09, Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees. This Accounting Standards Update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Section 323-10-S99-4 was originally entered into the Codification incorrectly. The adoption of ASU 2009-09 will not have material impact on our condensed financial statements.

OMEGA WATER CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

November 30, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In September 2009, the FASB issued Accounting Standards Update No. 2009-10, Financial Services-Brokers and Dealers: Investments-Other, Amendment to Subtopic 940-325. This Accounting Standards Update codifies the Observer comment in paragraph 17 of EITF 02-3, Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management. The adoption of ASU 2009-10 will not have material impact on our financial statements.

In September 2009, the FASB issued Accounting Standards Update No. 2009-11, Extractive Activities-Oil and Gas, Amendment to Section 932-10-S99. This Accounting Standards Update represents a technical correction to the SEC Observer comment in EITF 90-22, Accounting for Gas-Balancing Arrangements. The adoption of ASU 2009-11 will not have material impact on our financial statements.

In September 2009, the FASB issued Accounting Standards Update No. 2009-12, Fair Value Measurements and Disclosures (Topic 820), Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent). This Accounting Standards Update amends Subtopic 820-10, Fair Value Measurements and Disclosures.  Overall, to provide guidance on the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The adoption of ASU 2009-12 will not have material impact on our condensed financial statements.

In June 2009, FASB issued Statement of Financial Accounting Standard ("SFAS") No. 168, "The FASB Accounting Standards Codification(TM) and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162." Codification will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification will supersede all then-existing non-SEC accounting and reporting standards and all other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Company adopted this guidance in the year ended November 30, 20109.

In December 2007, FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51," which impacts the accounting for noncontrolling interest in the consolidated financial statements of filers. The statement requires the reclassification of noncontrolling interest from the liabilities section or the mezzanine section between liabilities and equity to the equity section of the balance sheet. The statement also requires that the results from operations attributed to the noncontrolling interest to be disclosed separately from those of the parent, in addition to the change in accounting and reporting requirement for deconsolidated subsidiaries. The Company has adopted this guidance in the year beginning April 1, 2009 without material impact.

OMEGA WATER CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

November 30, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

FASB Statement No. 157 (FAS 157), "Fair Value Measurements," issued in September 2006, defines fair value, establishes a framework for measuring fair value and expands disclosures about assets and liabilities measured at fair value in the financial statements. In February 2008, the FASB issued FASB Staff Position 157-2 (FSP 157-2) which allows for the delay of the effective date of FAS 157 for one year for all nonfinancial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company adopted FAS 157 for financial assets and liabilities effective January 1, 2008 but elected a partial deferral under the provision of FSP 157-2 related to nonfinancial assets and liabilities that are measured at fair value on a nonrecurring basis, including goodwill, wireless licenses, other intangible and long-lived assets, guarantees and asset retirement obligations. The Company has adopted this guidance in the year beginning April 1, 2009 without      material impact.

Going concern
The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have sufficient cash or material assets, and does not have operations or a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The officers and directors have committed to advancing certain operating costs of the Company.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

The Company is funding its initial operations by way of loans from its President and Chief Executive Officer, and Chairman of the Board of Directors.  Mr. Giannopoulos has verbally committed to advancing certain operating costs of the Company.

Management plans to raise additional funds through debt or equity offerings. Management's current plan includes a Form S-1 registration statement with the U.S. Securities and Exchange Commission of 1,000,000 shares for sale at $.10 per share to raise capital of $100,000 to implement their business plan.

There is no guarantee that the Company will be able to raise any capital through this or any other offerings.

OMEGA WATER CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

November 30, 2009

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of ASC 820 and 825, previously SFAS No. 107 and SFAS No. 157, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 100,000,000 shares of common stock, with a par value of $0.001per share, and 25,000,000 shares of preferred stock, with a par value of $0.001.  On August 28, 2009, the company issued 8,000,000 shares of common stock to Aris Giannopoulos as compensation for his agreement to act as President and Chief Executive Officer, and Chairman of the Board of Directors, of the Corporation, for the term of one year. No shares of preferred stock have been issued.

As of November 30, 2009, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 5 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset as of November 30, 2009 are as follows:

November 30, 2009
Net operating loss carry-forward	$6,629
Effective Tax Rate	35%
Deferred tax asset	$2,320
Less: Valuation Allowance	(2,320)
Net deferred tax asset	$0

The net federal operating loss carry forward will start to be expired from 2029.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

OMEGA WATER CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

November 30, 2009

NOTE 6 – CONVERTIBLE NOTE TO RELATED PARTY

On September 1, 2009, the Company issued a Promissory Note in the aggregate amount of $10,000, which is convertible, at any time, into shares of common stock of the Company at a rate of $0.10 per share to Lee Giannopoulos, a son of Aris Giannopoulos, our President and Chief Executive Officer, Chairman of the Board of Directors, and majority shareholder.  The Company did not calculate beneficial conversion features because conversion price is greater than stock issuance price of the Company ($0.001). The note accrues interest at a rate of 12% per annum, has no term and is payable upon demand by the holder.  As of November 30, 2009, the accrued interest expense is $296.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Expenses (1)	Amount
SEC Registration Fee	$5.58
Legal and Professional Fees	$5,000
Accounting and Auditing	$3,000
Printing of Prospectus	$1,000
TOTAL	$9,005.58

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Omega Water Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Omega Water Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

Pursuant to a Stock Subscription Agreement dated August 28, 2009, Aris Giannopoulos agreed to act as ours President and Chief Executive Officer, and Chairman of the Board of Directors, for a term of one year beginning September 1, 2009, in exchange for 8,000,000 shares of common stock.  Omega Water Corp. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.  No commission was paid in connection with the sale of the shares.

On September 1, 2009, Omega Water made a Promissory Note, with no term, in the principal amount of $10,000 to Lee Giannopoulos, who is the son of Aris Giannopoulos, our President and Chief Executive Officer, and Chairman of the Board of Directors, to evidence $10,000 Lee Giannopoulos has lent the Company.  The $10,000 principal amount underlying the Promissory Note is payable upon demand by Lee Giannopoulos, accrues interest at the rate of 12% per annum and is convertible into shares of common stock at a rate of $.10 per share.  Omega Water Corp. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.  No commission was paid in connection with the sale of the promissory now.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Stock Subscription Agreement dated August 28, 2009, by and between the Registrant and Aris Giannopoulos
10.2	Promissory Note dated September 1, 2009, made by the Registrant to Aris Giannopoulos
10.3	Working Agreement dated October 30, 2009 by and between the Registrant and Nevada Bottling and Beverage Company LLC
23.1	Consent of Legal Counsel (contained in exhibit 5.1)
23.2	Consent of Chang G. Park, CPA

 ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any additional or changed material information on the plan of distribution.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Henderson, Nevada on January 7, 2010.

OMEGA WATER CORP.

By:	/s/	Aris Giannopoulos
	Name:	Aris Giannopoulos
	Title:	President and Chief Executive Officer
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aris Giannopoulos, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Omega Water Corp., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Aris Giannopoulos
Aris Giannopoulos	President, Secretary and Director	January 7, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Stock Subscription Agreement dated August 28, 2009, by and between the Registrant and Aris Giannopoulos
10.2	Promissory Note dated September 1, 2009, made by the Registrant to Aris Giannopoulos
10.3	Working Agreement dated October 30, 2009 by and between the Registrant and Nevada Bottling and Beverage Company LLC
23.1	Consent of Legal Counsel (contained in exhibit 5.1)
23.2	Consent of Chang G. Park, CPA